Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Brera Holdings PLC (f/k/a Brera Holdings Limited)

We hereby consent to the incorporation by reference in Brera Holdings PLC’s (f/k/a Brera Holdings Limited) (the “Company”) Registration Statements on Form S-8 (File No. 333-269535) and Form F-3 (File No. 333-276870) of our report dated July 15, 2024, relating to the consolidated financial statements as of and for the years ended December 31, 2023 and 2022, which appear in this Annual Report on Form 20-F.

/s/ TAAD LLP

Diamond Bar, California

July 19, 2024